EXHIBIT 23(a)
                                                           -------------


                      CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration
Statement (Form S-8) pertaining to the Texas Instruments Restricted
Stock Unit Plan for Directors of our report dated January 22, 1997, with respect to the consolidated financial statements of Texas Instruments Incorporated incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.




                                           /s/ ERNST & YOUNG LLP
                                           ----------------------
                                           Ernst & Young LLP

July 14, 1997
Dallas, Texas